UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2018, in connection with the Meeting (as defined below), Barington/Hilco Acquisition Corp. (the “Company”) filed the Amendment (as defined below) with the Secretary of State of the State of Delaware. A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2018, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended, extending the date by which the Company must consummate its initial business combination to October 31, 2018 (the “Extended Termination Date”) or such earlier date as determined by the Company’s board of directors (the “Extension Amendment”). The final voting results for the Extension Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
1,967,623	0	300	0

The Company currently has 877,969 public shares issued and outstanding. Prior to the Meeting, shareholders holding 242,829 public shares exercised their right to convert such public shares into a pro rata portion of the trust account (the “Redemption Right”). As a result, an aggregate of approximately $2.6 million (or approximately $10.71 per share) will be removed from the Company’s trust account to pay such holders.

As indicated in the Company’s proxy statement relating to the Meeting, since the Extension Amendment was approved, the Company’s management has agreed to contribute to the Company as a loan $0.04 for each public share that was not converted for each 30-day period, or portion thereof, that is needed by the Company to complete its initial business combination from July 1, 2018 until the October 31, 2018 Extended Termination Date (each such deposit, a “Contribution”). Assuming all holders of the 242,829 shares who exercised their Redemption Right do not rescind such right, the Company will have 635,140 public shares issued and outstanding. Furthermore, the Company has agreed to prepay by July 10, 2018 the Contribution for the thirty day period from July 1, 2018 to July 31, 2018. If the Company is unable to consummate a business combination by July 31, 2018, the Company may extend the period of time to consummate a business combination up to three times, each by an additional one month period (potentially providing the Company with a total of three months from August 1, 2018 to complete the business combination). Accordingly, if the Company takes until October 31, 2018 to complete its initial business combination, which would represent three 30-day periods, the Company would make aggregate Contributions of approximately $76,217 (assuming all 242,829 public shares were converted). Each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering. Accordingly, if the Company takes the full time through the Extended Termination Date to complete the initial business combination, the conversion amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.88 per share, in comparison to the current conversion amount of $10.71 per share (assuming no redemptions). The Contribution(s) will not bear any interest and will be repayable by the Company to the lenders upon consummation of our initial business combination. The loans will be forgiven if the Company’s initial business combination is not completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2018	BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ Colin Conway
Name: Colin Conway
Title: Secretary

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